CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated March 7, 2019 with respect to the consolidated financial statements of Oncolytics Biotech Inc. (“Oncolytics”) as at December 31, 2018 and 2017 and for each of the years in the three year period ended December 31, 2018, and internal control over financial reporting as of December 31, 2018 of Oncolytics, included as an exhibit to or incorporated by reference in the Annual Report (Form 20-F) for 2018.

We also consent to the incorporation by reference in the Registration Statement on Form F-10 (Nos. 333-224432) and Registration Statements on Form S-8 (Nos. 333-171625 and 333-205708) of our report dated March 7, 2019 with respect to the consolidated financial statements of Oncolytics as at December 31, 2018 and 2017 and for each of the years in the three year period ended December 31, 2018, and internal control over financial reporting as of December 31, 2018 of Oncolytics included in the Annual Report on Form 20-F of Oncolytics for the year ended December 31, 2018, as filed with the SEC.

Calgary, Canada
March 15, 2019